UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 20, 2011 (June 15, 2011)

CHINANET ONLINE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52672	90-0617940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 011-86-51600828

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

ChinaNet Online Holdings, Inc., a Nevada corporation (“ChinaNet”), held its annual meeting of stockholders on June 15, 2011, at 2:00 p.m. local time (the “Annual Meeting”).  There were 17,460,3323 shares of common stock and 2,519,587 shares of preferred stock entitled to be voted, and an aggregate of 14,714,143 shares present in person or by proxy at the Annual Meeting.

Three items of business were acted upon by ChinaNet’s stockholders at the Annual Meeting.  The voting results are as follows:

1.	Election of Directors.

All of the following five nominees were elected to ChinaNet’s Board of Directors to serve until the next annual meeting and their successors have been elected and qualified, in accordance with the voting results listed below.

	Votes For	Votes Against	Abstentions	Broker Non-Votes

Handong Cheng	11,407,906	-	62,312	-

Zhige Zhang	11,433,306	-	36,912	-

Zhiqing Cheng	11,442,651	-	27,567	-

Watanabe Mototake	11,442,661	-	27,557	-

Douglas MacLellan	11,432,816	-	37,402	-

2.	Approval of ChinaNet’s Independent Accountants.

ChinaNet’s stockholders ratified the appointment of Marcum Bernstein & Pinchuk LLP as the Company’s independent accountants for 2011, in accordance with the voting results listed below.

Votes For	Votes Against	Abstentions	Broker Non-Votes

12,816,917	120,457	40,000	-

3.	Adoption of the ChinaNet Online Holdings, Inc. 2011 Omnibus Securities and Incentive Plan.

ChinaNet’s stockholders adopted the ChinaNet Online Holdings, Inc. 2011 Omnibus Securities and Incentive Plan, in accordance with the voting results listed below.

Votes For	Votes Against	Abstentions	Broker Non-Votes

11,306,137	163,081	1,000	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINANET ONLINE HOLDINGS, INC.

Dated: June 20, 2011	By:	/s/ Handong Cheng
Name: Handong Cheng
Title: Chief Executive Officer